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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholders
International Sports Wagering Inc.:

         We consent to incorporation by reference in the registration statement on Form S-3 of International Sports Wagering Inc. of our report dated November 23, 1999, except as to Note 10 which is as of January 12, 2000, relating to the balance sheets of International Sports Wagering Inc. (a development stage company) as of September 30, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 1999 and 1998, and for the period from May 22, 1995 (date of inception) to September 30, 1999, which report appears in the September 30, 1999 Annual Report on Form 10-KSB/A of International Sports Wagering Inc. and to reference to our firm under the heading "Experts" in the registration statement.



                                                     /s/ KPMG LLP
                                                         KPMG LLP

New York, New York
April 19, 2000